Exhibit 16.1

GBH CPAs, PC 6002 Rogerdale Road, Suite 500 Houston, Texas 77072 Tel: 713-482-0000 Fax: 713-482-0099

March 5, 2012

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Sandalwood Ventures, Ltd.’s Form 8-K to be filed with the Commission on or about March 5, 2012, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas